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                                                                      EXHIBIT 11
                  DELPHI FINANCIAL GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE RESULTS


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
                                                               Three Months Ended              Six Months Ended
                                                                     June 30,                       June 30,
                                                          ----------------------------    ----------------------------
                                                              1996            1995            1996            1995
                                                          ------------    ------------    ------------    ------------
Computation for consolidated statements of income:

   Income from operations .............................   $ 13,333,000    $ 10,192,000    $ 23,579,000    $ 14,128,000
   Discontinued operations, net of income tax benefit
     Loss from operations .............................       (394,000)       (404,000)       (765,000)       (843,000)
     Loss on disposal .................................     (5,836,000)           --        (5,836,000)           --
                                                          ------------    ------------    ------------    ------------
   Net income .........................................   $  7,103,000    $  9,788,000    $ 16,978,000    $ 13,285,000
                                                          ============    ============    ============    ============

   Weighted average number of common shares
     outstanding during the periods ...................     14,900,170      11,688,073      13,803,697      11,740,333
   Add common equivalent shares (determined using
     the "treasury stock" method) representing shares
     issuable upon exercise of stock options ..........      1,431,162         362,303       1,064,091         374,146
                                                          ------------    ------------    ------------    ------------
   Weighted average number of common shares used
     in computation of earnings per share .............     16,331,332      12,050,376      14,867,788      12,114,479
                                                          ============    ============    ============    ============

   Results per common share:
     Income from continuing operations ................   $       0.81    $       0.84    $       1.58    $       1.17
     Discontinued operations, net of income tax benefit
       Loss from operations ...........................          (0.02)          (0.03)          (0.05)          (0.07)
       Loss on disposal ...............................          (0.36)           --             (0.39)           --
                                                          ------------    ------------    ------------    ------------
     Net income .......................................   $       0.43    $       0.81    $       1.14    $       1.10
                                                          ============    ============    ============    ============

Assuming full dilution:

   Weighted average common shares outstanding .........     16,331,332      12,050,376      14,867,788      12,114,479
   Incremental common shares applicable to stock
     options based on the more dilutive of
     the common stock ending or average (during
     the period) market value per share ...............             28           6,601           1,634           3,343
                                                          ------------    ------------    ------------    ------------
   Weighted average common shares,
     assuming full dilution ...........................     16,331,360      12,056,977      14,869,422      12,117,822
                                                          ============    ============    ============    ============
   Results per common share, assuming full dilution:
     Income from continuing operations ................   $       0.81    $       0.84    $       1.58    $       1.17
     Discontinued operations, net of income tax benefit
       Loss from operations ...........................          (0.02)          (0.03)          (0.05)          (0.07)
       Loss on disposal ...............................          (0.36)           --             (0.39)           --
                                                          ------------    ------------    ------------    ------------
     Net income .......................................   $       0.43    $       0.81    $       1.14    $       1.10
                                                          ============    ============    ============    ============
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